SET-OFF AGREEMENT

This Agreement (the “Agreement”) is made and entered into   12    (month) 31     (day) 2009（Year）in Feicheng by and between the parties listed as below:

Party A:       Tai ‘an Ruitai Cellulose Co., Ltd

Legal Address:  Wenyang Town

               Feicheng City

               Shandong, China 271603

Party B:       Shandong Ruitai Chemical Co., Ltd

Legal Address:  Wenyang Town

               Feicheng City

               Shandong, China 271603

In this Agreement, Party A and Party B are called collectively as the “Parties”.

WHEREAS:

1.

Party A and Party B entered into loan contract and attached interest repayment contract on                            __12__(month)  31  (day)__2007_(year);

2.

Subject to the influence of the world financial crisis, the operation of Party B is adversely affected due to shortage of cash flow. Party B is currently unable to repay the money it borrowed from Party A in cash;

3.

The parties agree that Party B may set off debts owed by Party B to Party A by transferring its entitlement to a real property built by Party B.

NOW THEREFORE, through friendly negotiation, Party A and Party B hereby agree it as follows:

1   REPRESENTATIONS AND WARRANTIES

The Parties hereto hereby make the following representations and warranties to each other as of the date of this Agreement that:

(1)

has the right to enter into the Agreement and the ability to perform it;

(2)

the execution and delivery of this Agreement by each party have been duly    authorized by all necessary corporate action;

(3)

the execution of this Agreement by the officer or representative of each party has been duly authorized；

(4)  each party has no other reasons that will prevent this Agreement from becoming a binding and effective agreement between both parties after execution;

    (5)

the execution and performance of the obligations under this Agreement will not:

(a)    violate any provision of the business license, articles of association or other similar documents of its own;

(b)    violate any provision of the laws and regulations of PRC or other governmental or regulatory authority or approval;

(c)    violate or result in a breach of any contract or agreement to which the party is a party or by which it is bound.

2   REAL PROPERTY

Party A agrees that Party B may set off all sum of debts owed by Party B to Party A by transferring its entitlement to a real property whose address being at Building No. 36, Xibahe Dongli, Chaoyang District, Beijing, China.

3   APPRAISAL

Party A and Party B agree that [ CB Richard Ellis] Appraisal Co., Ltd shall perform the appraisal for the property. The appraisal company has issued [__1__]Evaluation Report on year [2010] month [4] day [14] (Refer to Appendix II).According to the report, the assessment value of the said property is [_RMB 251,000,000] as of [12],[31],2009, and both parties have no disagreement or doubt on such result.

4   PAYMENT OF BALANCE

Since the property is greater than the debts owned by Party B to Party A in terms of value, and Party B owns Party A RMB 217,051,353.41 before the loan set-off agreement. So after the loan set-off Party A now own Party B RMB 33,948,646.59. Party B agrees that Party A may repay RMB 33,948,646.59 within two years following the execution of the Agreement（the schedule for payment of the balance and interest are set forth in Appendix I）， and the interest shall be calculated at a monthly rate of 6‰.

5   TITLE AND RISK

To simplify the procedure, the aforesaid property title has been directly transferred to Party A. The two parties agree that the right of land use related to such property shall be also transferred to Party A together with the property. Upon the date of execution of this Agreement, the risk of damage or loss will be transferred and borne by Party A.

6   LEASE CONTRACT

Since currently the said property has been leased to Beijing Shengmei Hotel Management Co., Ltd, all rights and interests relevant to the property will then fall into the entitlement of Party A following the execution of this agreement. The rent has been paid by Beijing Shengmei Hotel Management Co., Ltd from January 1, 2010.

7   EFFECTIVENESS

This Agreement shall be executed and come into effect as of the date first set forth above. The original loan contract and attached interest repayment contract or agreement signed on _12_(month) 31 (day)_2007_(year) will become invalid at the same time.

8   LIABILITY FOR BREACH OF CONTRACT

During the term of this Agreement, any violation of any provisions herein by either party constitutes breach of contract. If the non-breaching Party suffers any cost, expense, liability or loss, as a result of a breach of this Contract by the breaching Party, then the breaching Party shall be liable to the non-breaching Party for such cost, expense, liability and loss incurred by the non-breaching Party.

9   EVENT OF FORCE MAJEURE

(1)

“EVENT OF FORCE MAJEURE” means any one or more events or circumstances beyond the control of a Party, which cannot be prevented by reasonable precautions taken by such Party, having a material adverse effect on a Party’s ability to perform its obligation under this Contract. An Event of Force Majeure shall include, but not be limited to: riot, war, hostility, public disturbance or other civil unrest; strikes, lockouts or other labor disputes and work stoppages; failure or significant interruption of transportation or other utilities; sabotage or terrorism; quarantine or epidemic; fire, flood, earthquake, storm, tidal wave or other acts of nature; or any other event beyond the reasonable control of a Party, all provided that: (i) such a Party is acting in good faith and without fault in causing such events, (ii) such Event of Force Majeure is the sole reason for the nonperformance of such Party’s obligations hereunder and (iii) that the non-performing Party has notified the other Party of such Event of Force Majeure within thirty (30) days from its beginning.

(2)

If any Party is prevented from performing any of its obligations under this Contract due to an Event of Force Majeure, the time for performance of such obligations under this Contract shall be extended by a period equal to the period of delay caused by such Event of Force Majeure. A Party claiming inability to perform due to an Event of Force Majeure shall take appropriate measures to minimize or remove the effects of the Event of Force Majeure and, within the shortest possible time, attempt to resume performance of the obligation(s) affected by the Event of Force Majeure. If an Event of Force Majeure occurs, a Party shall not be responsible for any damage, increased costs or loss, which the other Party may sustain by reason of such a failure or delay of performance, and such failure or delay shall not be deemed a breach of this Contract. All other obligations under this Contract and the time for performance thereof shall not be affected thereby.

10   DISPUTE RESOLUTION

On matters not covered by this agreement, the two parties shall seek a settlement through friendly negotiation. If no agreement can be reached, either party may submit it to related arbitration commission for arbitration or to the court where the property located in its jurisdiction for settlement.

11   NOTIFICATION

All notices given pursuant to this contract or other communications between the parties in connection with this contract shall be sent in writing. The date on which such a notice shall be deemed actually served shall be determined as follows: (a) if a notice is sent via facsimile, the time of the transmission shall be deemed the time of actual service; (b) if a notice is sent via registered mail, on the tenth day (as indicated by the postmark) after the letter is sent via registered air mail, postage prepaid, or on the fourth day after the notice is given to an internationally recognized express mail carrier, it shall be deemed actually served; (c) if a notice is sent via personal delivery, it shall be deemed actually served on the date of such personal delivery.

12   SEVERABILITY

If any provision contained in this Agreement is held invalid or unenforceable under applicable laws, the remaining provisions hereof shall not be in any way impaired.

13   Amendment and Supplement

Any amendment and supplement to this Agreement shall be effective only if it is made in writing and signed by the parties hereto.  The amendment and supplement duly executed by the parties shall be part of this Agreement and shall have the same legal effect as this Agreement.

14   GOVERNING LAW

The formation, validity, interpretation, execution, amendment and termination of this Contract shall be governed by the published laws and regulations of PRC.

15   MISCELLANEOUS PROVISIONS

This Agreement is executed in English and Chinese, both “English” and “Chinese” versions have the same legal force. This Agreement is made in quadruplicate; each party holds two.

IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their respective duly authorized officers as of the date first herinabove written.

Party A: Tai’an Ruitai Cellulose Co., Ltd

Authorized Representative：/s/ Dianmin Ma

Party B: Shandong Ruitai Chemical Co., Ltd

Authorized Representative：/s/ Xinfu Lu

Appendix I Schedule for Payment

Schedule for Payment
		Debit	Credit
1/1/2010	due to related party		$4,965,285
6/30/2010	Partial Repayment	$ 1,489,586
	Interest Expense	$ 178,750
	Total payment as of 6/30/2010	$1,668,336
	due to related party balance		$3,475,700
12/31/2010	Partial Repayment	$ 1,489,586
	Interest Expense	$ 125,125
	Total payment from 7/1/2010 to 12/31/2010	$1,614,711
	due to related party balance		$1,986,114
6/30/2011	Partial Repayment	$ 993,057
	Interest Expense	$ 71,500
	Total payment from 1/1/2011 to 6/30/2010	$ 1,064,557
	due to related party balance		$ 993,057
12/31/2011	Partial Repayment	$ 993,057
	Interest Expense	$ 2,979
	Total payment from 7/1/2010 to 12/31/2011	$ 996,036

	Balance		$ 0

Appendix II Appraisal Report

Our Ref: V/F10-095/HCH/DZD/ALZ
Page 1
TaiAn RuiTai Cellulose Co; Ltd

CB RICHARD ELLIS
世邦魏理仕

CB Richard Ellis Limited

34/F Central Plaza
18 Harbour Road
Wanchai, Hong Kong
T 852 2820 2800
F 852 2810 0830
香港灣仔港灣道十八號中環廣場三十四樓
電話 852 2820 2800 傳真 852 2810 0830
www.cbre.com.hk
地產代理（公司）牌照號碼
Estate Agent's Licence No: C-004065

Our Ref: V/F10-095/HCH/DZD/ALZ

14 April 2010

TaiAn RuiTai Cellulose Co; Ltd
Wenyang Town
Feicheng City
Shandong, China 271603
Attn: Mr. Dianmin Ma

Dear Sirs,

Re: Block 36 Xibahe Doling (used as Sanyuanqiao Homeinn Hotel), Chaoyang District, Beijing, the People's Republic of China (the "Property")

We refer to the instruction from TaiAn RuiTai Cellulose Co; Ltd. ("the Company") for us to carry out a valuation of a property in Beijing for auditing purpose, details of which are set out in the attached valuation certificate. We confirm that we have made relevant investigations and enquiries and obtained such further information as we consider necessary for the purpose of providing you with our opinion of Market Value at 31st December 2009 (the "date of valuation").

Valuation Basis, Assumptions and Methodology

Our valuation is prepared in accordance with the "HKIS Valuation Standards on Properties (1st Edition 2005)" published by the Hong Kong Institute of Surveyors ("HKIS").

Our valuation is made on the basis of Market Value which is defined by the HKIS to mean "the estimated amount for which a property should exchange on the date of valuation between a willing buyer and a willing seller in an arm's-length transaction after proper marketing wherein the parties had each acted knowledgeably, prudently and without compulsion."

Our valuation has been prepared in the capacity as "overseas consultants" and has been made on the assumption that the owner sells the Property on the open market without the benefit of any deferred terms contract, leaseback, joint venture, management agreement or any similar arrangement which would serve to affect the value of the Property.

Our Ref: V/F10-095/HCH/DZD/ALZ
Page 2
TaiAn RuiTai Cellulose Co; Ltd

CB RICHARD ELLIS
世邦魏理仕

No allowance has been made in our valuation for any charges, mortgages or amounts owing on the property nor for any expenses or taxation which may be incurred in effecting the sale. Unless otherwise stated, it is assumed that the Property was free from encumbrances, restrictions and outgoings of an onerous nature which could affect its value.

Source of Information

We have relied to a considerable extent on the information given by the Company, TaiAn RuiTai Cellulose Co; Ltd., and have accepted the advice given to us on such matters as tenure, planning approvals, statutory notices, development scheme, site and floor areas, and all other relevant matters. No on-site measurement has been taken. Dimensions, measurements and areas included in the valuation certificate are based on information contained in the documents provided to us and are therefore only approximations. We have had no reason to doubt the truth and accuracy of the information provided to us, which are material to the valuation. We were also advised that no material factors have been omitted from the information supplied.

We have received a brief from the Company in relation to the development parameters of the whole development and the subject portions. We reserve the right to amend our assessment if there is a change to the design and floor area that would materially affect the values.

We have been provided with copies of the title documents relating to the Property, and due to the nature of the land registration system in the PRC, we cannot cause searches to be made on the title of the property nor have we scrutinised all the original documents to verify ownership and encumbrances or to ascertain the subsequent amendments, if any, which may not appear on the copies handed to us.

In forming our value to the Property in the PRC, we have assumed that the owner has free uninterrupted rights to use and assign the property interest for the whole of the land use rights as granted. Unless otherwise stated, we have valued the property interests on the assumption that they are freely disposable and transferable for its existing uses for the whole of the unexpired term of land use rights as granted to both local and overseas purchasers whether as a whole or on a strata-title basis without payment of any premium to the relevant authorities.

We have inspected the Property to such extent as for the purpose of this valuation. In the course of our inspection, we did not notice any serious defects. However, we have not carried out any structural survey nor any tests were made on the building services. Therefore, we are not able to report whether the Property is free of rot, infestation or any other structural defects.

Our Ref: V/F10-095/HCH/DZD/ALZ
Page 3
TaiAn RuiTai Cellulose Co; Ltd

CBRE
CB RICHARD ELLIS
世 邦 魏 理 仕

We have not carried out site measurements to verify the correctness of the site area of the Property and have assumed that the site area shown on the documents and official site plans handed to us is correct. During our inspection, we have not carried out investigations on the site to determine the suitability of the ground conditions and the services for any future development. Our valuation is on the basis that these aspects are satisfactory.

We have not undertaken archaeological, ecological or environmental surveys. Our valuation is on the basis that these aspects are satisfactory and that no extraordinary expenses or delays are incurred during the construction period, due to these, or to archaeological or ecological matters.

The property interest has been valued in Renminbi ("RMB").

Confidentiality and Disclaimers

This report and valuation shall be used only in its entirety and no part shall be used without making reference to the whole report. They may not be used for any purposes other than the intended purpose mentioned above. Possession of this report or any copy thereof does not carry with it the right of copying. Neither the whole nor any part of the report nor any reference to our name, our valuation and our report may be included in any document, circular or statement nor published without our prior written consent to the form and context in which they may appear.

The liability of CB Richard Ellis Limited and its directors and employees is limited to the addressee of this report only. No accountability, obligation or liability to any third parties is accepted.

We enclose herewith our valuation certificate and a summary of the title documents and relevant planning documents.

Yours faithfully,
For and on behalf of
CB Richard Ellis Limited

Harry Chan MBA MHKIS MRICS RPS(GP)
Senior Director
Valuation & Advisory Services
Encl.

For and on behalf of
深圳市天健国众联资产评估土地房地产估价有限公司

黄荣真 中国注册房地产估价师

注册号：4419960027

Our Ref: V/F10-095/HCH/DZD/ALZ
Page 4
TaiAn RuiTai Cellulose Co; Ltd

CB RICHARD ELLIS
世邦魏理仕

VALUATION CERTIFICATE

Property	Description and tenure	Details of occupancy	Market Value as at 31st December 2009
Block 36 Xibahe Doling, Shuguang West Road, Chaoyang District, Beijing, the People's Republic of China	The Property is a residential building known as Taishan Building and completed in 2003. The Property comprises a six-storey (partially nine-storey) building with one level basement. 30 carparking lots are located aboveground. As advised by the Company, the Property occupies a site having site area of about 2,491 sqm. The gross floor area of the Property is about 12,089.76 square metres with floor area breakdown as below: Component — GFA (sq.m.) aboveground — 11,423.90 underground — 665.86 Carparks — 30 plots Total — 12,089.76 According to the House Ownership Certificate, the Property is held under residential land use rights for a term of 70 years.	As at the date of valuation, the Property was fully let to Beijing Shengmei Hotel Management Company, operated as a budget hotel. (Also know as Sanyuanqiao Home Inn Hotel) The Property is subject to tenancy agreement with lease term of some 21 years starting from 6 June 2007 and ending on 31 March 2028. The current monthly rent receivable is RMB797,924 approximately. According to the tenancy agreement, the rental will be reviewed according to the following rates and time interval: Year — Rental (RMB/day/sqm) 1-2 — 1.9 3-5 — 2.2 6-7 — 2.3 7-10 — 2.5 11-expiry — To be negotiated	RMB251,000,000 (RENMINBI TWO HUNDRED AND FIFTY ONE MILLION)

Notes:

1. We have been provided with photocopies of a batch of House Ownership Certificates regarding to the titleship for various unit of the Property. The Gross Floor Area stated on all Certificates totals12,089.76 sq.m.

2. As advised by the Company, the Property is held under a land use rights for residential uses whilst the Property is currently used as a budget hotel. Since we have not been provided with any government approvals or permits, we are not able to report that whether approvals have been obtained from the relevant authorities for change of use of the Property from residential to hotel uses.

3. In our valuation, we have made the following assumptions with regard to the title particulars and land use conditions:-

   a) All compensation costs, land grant premium, infrastructure costs, and expenses otherwise payable in respect of the grant of the Property have been fully settled.
   b) The design and development scheme as provided comply with the current town planning requirements, rules and regulations and has been approved by the relevant government authorities.
   c) Our valuation assumes that all the relevant authority approvals are secured during the design and construction of this project and all the necessary completion certificates and

Our Ref: V/F10-095/HCH/DZD/ALZ
Page 5
TaiAn RuiTai Cellulose Co; Ltd

CB RICHARD ELLIS
世邦魏理仕

approvals are secured either prior to the completion of the development or immediately thereafter.

d) The property is freely transferable/ lettable either on strata title basis or as a whole to both local and foreign purchasers/ tenants.